Exhibit 99.1

China Solar & Clean Energy Solutions Announces Board of Directors Changes

--Departure of Kevin Randolph and Appointment of Joseph J. Levinson

and Yihai Yang-

BEIJING, CHINA (July 31, 2008) -- China Solar & Clean Energy Solutions, Inc. (OTC BB: CSOL), a premier manufacturer and distributor of solar water heaters, renewable energy solutions, and space heating devices in the People's Republic of China (the "PRC"), announced today that Kevin Randolph will resign as a director, effective immediately. The Board has appointed Joseph J. Levinson and Yihai Yang, acting Chief Financial Officer, to be directors of the company.

"We would like to thank Kevin for his service to China Solar & Clean Energy Solutions," said Deli Du, President of China Solar & Clean Energy Solutions. "We understand, however, his desire to devote greater time to other interests, and wish him well in his future endeavors."

Mr. Joseph J. Levinson is CEO of Levinson Services Partnership, a U.S. consulting company, since March 2006. Mr. Levinson also serves as a director for China Aoxing Pharmaceutical (CAXG), based in Florida, as well as for China 3C (CHCG), based in Nevada. From September 2006 to February 2007, he worked as the CFO of PacificNet, a NASDAQ-listed company. From January 2006 to May 2007, Mr. Levinson served as CFO and Director of Global Pharmatech (GBLP). From 2001 to 2005, Mr. Levinson was a partner at Halo Equity Consulting Partnership, a Hong Kong private company. He has also served as CFO for BOL Media, a PRC media company. Mr. Levinson is a certified public accountant. He graduated from State of University of New York at Buffalo with a bachelor in science in Accounting and Finance.

Mr. Yihai Yang was appointed as the acting CFO of the Company on March 14, 2008. Prior to joining the Company, Mr. Yang served as Financial Controller of China Diagnostics Medical Corporation, a pharmaceutical company. From April 2005 to August 2006, Mr. Yang was the CFO of Beijing Tanglewood Tour Development, Ltd., a real estate company. From 2000 to 2003, Mr. Yang worked as a project manager for CE Accountancy Ltd. Mr. Yang obtained his Masters Degree in Finance and Accounting from London South Bank University and completed his undergraduate studies in Financial Accounting at Shenyang Industrial University.

In addition, Mr. Levinson will also serve as Chairman of the Audit Committee and Mr. Deli Du, the Chief Executive Officer of the Company, was appointed as Chairman of the Compensation Committee. Mr. Du will receive no compensation for his services as Chairman of Compensation Committee.

About China Solar & Clean Energy Solutions, Inc

China Solar & Clean Energy Solutions, Inc. operates through its wholly owned subsidiaries Bazhou Deli Solar Energy Heating Co. Ltd. ("Deli Solar (Bazhou)"), Beijing Deli Solar Technology Development Co., Ltd., Shenzhen PengSangPu Solar Industrial Products Corporation and its 51% ownership in Tianjin Huaneng Group, all located in the PRC. The Company manufactures and distributes hot water and space heating devices to customers in the PRC, in addition to waste heat recovery systems. For more information, please visit http://www.cn-sce.com .

Safe Harbor Statement:

Certain statements in this news release may contain forward-looking information about China Solar & Clean Energy Solutions and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, market and customer acceptance and demand for products, ability to market products, fluctuations in foreign currency markets, the use of estimates in the preparation of financial statements, the impact of competitive products and pricing, the ability to develop and launch new products on a timely basis, the regulatory environment, fluctuations in operating results, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Solar & Clean Energy Solutions undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please contact:

Yihai Yang
China Solar & Clean Energy Solutions, Inc.
Tel: +86-10-6385-0516
Email: jacky01865@gmail.com

Dan Joseph
ICR, Inc.
86-21-6122-1077
dan.joseph@icrinc.com

Bill Zima
ICR, Inc.
Tel: 203-682-8200
william.zima@icrinc.com